Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Greg Stockett	Jennifer Hinchman
Chief Financial Officer	Director, Investor Relations
510.548.5442	510.649.4548

BARRA REPORTS 3RD QUARTER FINANCIAL RESULTS

BERKELEY, Calif., January 21, 2004—Barra, Inc. (Nasdaq: BARZ) a global leader in risk management technology for investment professionals, today reported consolidated revenues from continuing operations of $38.2 million and income from continuing operations of $8.7 million or $.43 of diluted earnings per share for the quarter ended December 31, 2003. These results include amortization of purchased intangibles, which negatively impacted income from continuing operations for the December 2003 quarter by $.2 million or $.01 per diluted share. This compares to revenues from continuing operations of $35.2 million and income from continuing operations of $8.6 million or $.42 per diluted share for the same quarter last year. Consolidated net income for the December 2003 quarter, including gain on sale from discontinued operations, was $11.2 million or $.56 of diluted earnings per share.

“Despite improving equity markets, we continue to observe aggressive cost management and consolidation within our middle market client base,” said Barra’s chief executive officer, Kamal Duggirala. “While improving retention is our top priority, we are also excited about new opportunities for growth with the launch of our latest innovation, Barra Credit.”

Core Business

Total revenues for the December 2003 quarter for risk management products were $34.2 million (or $32.8 million after adjusting for the positive impact of changes in foreign currency translation rates) as compared to $31.2 million for the same quarter a year ago. Revenues from products and services of Barra’s Financial Engineering Associates subsidiary (FEA) that are included in core business revenues were $1.6 million for the three months ended December 2003.

Recurring subscription revenues for portfolio and enterprise risk management products were $30.1 million in the December 2003 quarter compared to $29.4 million for the same quarter a year ago, an increase of 2 percent. Non-recurring revenues from enterprise risk implementation

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Nasdaq: BARZ
01/21/04

projects and other one-time fees were $1.1 million in the December 2003 quarter, a decrease of 36 percent when compared to the same quarter a year ago. Approximately 17 percent of the subscription base was subject to renewal during the quarter, and we achieved 80 percent revenue retention.

Core business operating margins were 23 percent for the December 2003 quarter including the effect of amortization of intangibles, which reduced core operating margins by 1 percent for the December 2003 quarter. This compares to core business operating margins of 24 percent for the same quarter last year.

POSIT Venture

Revenues from the POSIT joint venture with ITG, Inc. for the December 2003 quarter were $3.9 million as compared to $4.0 million for the same quarter a year ago. These revenues consist of royalties directly related to trading volume in the U.S. and European POSIT systems.

Discontinued Operations

Gain on sale of discontinued operations, net of applicable income taxes, of $2.5 million for the quarter ended December 31, 2003, consists of contingent payments received from the sale of Barra’s interest in Symphony Asset Management, LLC. As previously announced in July 2001, Barra sold its 50 percent ownership interest in Symphony Asset Management, LLC to The John Nuveen Company for $128 million in cash with eligibility for additional future payments, up to approximately $12 million, based on Symphony’s business exceeding specific growth and profitability targets over a five year period.

Dividend

Barra’s board of directors declared a special cash dividend of $1.00 per common share payable on January 2, 2004 to shareholders of record as of December 8, 2003. The dividend amounted to approximately $19.5 million.

The company expects to declare a quarterly cash dividend of $.125 cents per share at its February 2004 board meeting.

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01/21/04

Stock Repurchase Plan

During the December 2003 quarter, as part of its previously announced stock repurchase program, Barra repurchased 528,600 of its shares for a cost of approximately $18.6 million. As of January 21, 2004, Barra has remaining authorization to repurchase up to 1,471,400 shares.

Business Outlook

This Business Outlook section contains forward-looking statements that reflect management’s current expectations regarding future events and financial performance. Given the risk factors, uncertainties and assumptions discussed below, these statements may turn out to be wrong. Barra does not intend to update its forward-looking statements until its next quarterly results announcement.

At December 31, 2003, the total annual value of all core product subscriptions was approximately $126 million, an increase of 2 percent as compared to December 31, 2002.

For the fourth fiscal quarter ended March 31, 2004, the company expects:

•	Approximately 38 percent of the subscription base to be subject to renewal;

•	Core business revenues to increase 3 percent over the same quarter last year;

•	Core business operating margins of approximately 23 percent, including the negative effects of amortization of acquired intangibles which are expected to reduce core operating margins by approximately 1 percent for the March 2004 quarter.

Earnings Conference Call for December 2003 Quarter

Barra will webcast its 3rd quarter earnings release conference call today at 11:00 am eastern time. During the call, management will discuss results for the quarter, year to date results, and business outlook. The live webcast will be broadcast via the CCBN website at www.fulldisclosure.com. Following the call, a replay will be made available via webcast on the CCBN website. Those interested in accessing the live webcast or the replay may also link to the CCBN website from the investor relations section of Barra’s website at www.barra.com. The replay may also be accessed by telephone by dialing 888.203.1112, passcode 271093.

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01/21/04

This release contains forward-looking statements that reflect management’s current expectations regarding future events and financial performance. The statements made by Kamal Duggirala above regarding industry trends and expectations regarding client retention and recent Barra product releases, as well as all statements under the Business Outlook section that address expectations or projections about the future are forward-looking statements. Factors that could cause actual results to differ materially include: variability of revenue streams in the core business; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; risks associated with product development and technological changes, general economic conditions as well as conditions in the asset management and financial services industries; the continued employment of key personnel, the retention of key data vendors and risks associated with business combinations, government regulation and competition. These and other important factors are detailed in various Securities and Exchange Commission filings made periodically by the company, particularly its latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from the company without charge or online at http://www.barra.com. Please review such filings and do not place undue reliance on these forward-looking statements.

About Barra

     Barra is a global leader in delivering risk management systems and services to managers of portfolio and firm-wide investment risk. Since its inception in 1975, Barra’s single vision — to empower its clients to make strategic investment decisions — has made Barra the industry standard in investment risk management. Headquartered in Berkeley, California, Barra has offices in all major financial centers around the world.

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Barra Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Three and Nine Month Periods Ended December 31, 2003 and 2002
(In thousands except for share and per share amounts)

	Three Months Ended		Nine Months Ended

	December 31,		December 31,

	2003	2002	2003	2002

Operating Revenues:
Risk management products — subscription and other	$34,249	$31,159	$100,480	$90,846
POSIT royalties	3,934	4,027	13,460	14,023

Total operating revenues	38,183	35,186	113,940	104,869

Operating Expenses:
Communication, data and seminar costs	1,872	1,692	6,139	5,679
Compensation and benefits	18,211	16,824	53,847	48,505
Occupancy	1,852	1,533	5,666	4,538
Amortization of acquired intangibles	350		1,050
Other operating expenses	4,623	4,364	12,642	12,879
Restructuring charges			2,466

Total operating expenses	26,908	24,413	81,810	71,601

Interest Income & Other	1,417	1,120	3,345	6,471

Income before Equity in Income and Loss of Investees, Income Taxes and Discontinued Operations	12,692	11,893	35,475	39,739
Equity in Income and Loss of Investees	32	132	24	166

Income before Income Taxes	12,724	12,025	35,499	39,905
Income Taxes	(4,072)	(3,400)	(11,359)	(12,587)

Income from Continuing Operations	$8,652	$8,625	$24,140	$27,318
Discontinued Operations — Gain on Sale, net	2,506		4,608

Net Income	$11,158	$8,625	$28,748	$27,318

Income Per Share:
Continuing Operations:
Basic	$0.45	$0.44	$1.25	$1.34

Diluted	$0.43	$0.42	$1.21	$1.29

Discontinued Operations — gain on sale:
Basic	$0.13	$0.00	$0.24	$0.00

Diluted	$0.13	$0.00	$0.23	$0.00

Net Income:
Basic	$0.58	$0.44	$1.49	$1.34

Diluted	$0.56	$0.42	$1.44	$1.29

Weighted Average Common and Common Equivalent Shares:
Basic	19,387,907	19,781,236	19,293,528	20,415,865

Diluted	20,027,252	20,351,757	19,977,735	21,115,476

Barra, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of December 31, 2003 (Unaudited) and March 31, 2003
(In thousands except for share and per share amounts)	(Unaudited)

	December 31,	March 31,
	2003	2003

ASSETS
Current Assets:
Cash and cash equivalents	$36,555	$26,848
Investments in marketable equity trading securities	15,735	15,025
Investments in marketable debt securities available-for-sale	152,300	158,238
Accounts receivable (Less allowance for doubtful accounts of $729 and $916):
Risk Management products	7,523	9,379
Related parties- POSIT royalties	4,125	2,975
Prepaid expenses	2,348	2,165

Total current assets	218,586	214,630

Investments in Unconsolidated Companies	3,250	3,358
Premises and Equipment:
Computer and office equipment	15,843	14,482
Furniture and fixtures	4,767	4,948
Leasehold improvements	7,925	7,710

Total premises and equipment	28,535	27,140
Less accumulated depreciation and amortization	(21,594)	(18,510)

	6,941	8,630
Deferred Tax Assets	5,398	5,509
Computer Software (Less accumulated amortization of $4,098 and $3,481)	1,031	1,156
Other Assets	1,483	1,391
Goodwill and other Intangibles (Less accumulated amortization of $6,875 and $5,825)	33,808	34,858

TOTAL	$270,497	$269,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,792	$929
Due to related party	600	1,106
Accrued expenses payable:
Accrued compensation	6,713	8,334
Accrued income taxes	11,466	8,630
Other accrued expenses	7,018	7,808
Unearned revenues	33,678	32,253

Total current liabilities	61,267	59,060

Deferred Tax Liabilities	6,955	6,951
Stockholders’ Equity:
Preferred stock, no par; 10,000,000 shares authorized; none issued and outstanding
Common stock, $.0001 par value; 75,000,000 shares authorized; 19,042,447 and 19,145,965 shares issued and outstanding	2	2
Additional paid-in capital	91,658	83,528
Retained earnings	110,655	119,440
Accumulated other comprehensive income	(40)	551

Total stockholders’ equity	202,275	203,521

TOTAL	$270,497	$269,532

BARRA, INC.
SEGMENT PROFITABILITY
FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31, 2002					THREE MONTHS ENDED DECEMBER 31, 2003

	BARRA VENTURES					BARRA VENTURES

		POSIT		Total			POSIT		Total
	CORE	Joint Venture	Other	Ventures	Total	CORE	Joint Venture	Other	Ventures	Total

Revenues:
Portfolio and Enterprise Risk Management	31,159				31,159	34,249				34,249
POSIT		4,027		4,027	4,027		3,934		3,934	3,934

Total revenues	31,159	4,027	—	4,027	35,186	34,249	3,934	—	3,934	38,183

Compensation and Benefits	(16,233)	(591)		(591)	(16,824)	(17,759)	(452)		(452)	(18,211)
Other Segment Expenses	(7,356)	(233)		(233)	(7,589)	(8,212)	(135)		(135)	(8,347)
Amortization of Acquired Intangibles						(350)				(350)
Equity in Joint Ventures and Minority Interest		132		132	132		32		32	32

Total Segment expenses	(23,589)	(692)	—	(692)	(24,281)	(26,321)	(555)	—	(555)	(26,876)

Segment Income (Loss)	7,570	3,335	—	3,335	10,905	7,928	3,379	—	3,379	11,307

	NINE MONTHS ENDED DECEMBER 31, 2002					NINE MONTHS ENDED DECEMBER 31, 2003

	BARRA VENTURES					BARRA VENTURES

		POSIT		Total			POSIT		Total
	CORE	Joint Venture	Other	Ventures	Total	CORE	Joint Venture	Other	Ventures	Total

Revenues:
Portfolio and Enterprise Risk Management	90,846			—	90,846	100,480				100,480
POSIT		14,023		14,023	14,023		13,460		13,460	13,460

Total revenues	90,846	14,023	—	14,023	104,869	100,480	13,460	—	13,460	113,940

Compensation and Benefits	(47,024)	(1,481)		(1,481)	(48,505)	(52,386)	(1,461)		(1,461)	(53,847)
Other Segment Expenses	(22,395)	(701)		(701)	(23,096)	(24,017)	(430)		(430)	(24,447)
Amortization of Acquired Intangibles						(1,050)				(1,050)
Restructuring Charges						(2,466)				(2,466)
Equity in Joint Ventures and Minority Interest		199	(33)	166	166		129	(105)	24	24

Total Segment expenses	(69,419)	(1,983)	(33)	(2,016)	(71,435)	(79,919)	(1,762)	(105)	(1,867)	(81,786)

Segment Income (Loss)	21,427	12,040	(33)	12,007	33,434	20,561	11,698	(105)	11,593	32,154